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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934


       Date of Report (Date of earliest event reported): NOVEMBER 17, 2004


                         NORTHERN BORDER PARTNERS, L.P.
             (Exact name of registrant as specified in its charter)


           DELAWARE                       1-12202                 93-1120873
(State or other jurisdiction of         (Commission             (IRS Employer
        incorporation)                  File Number)         Identification No.)


          13710 FNB PARKWAY
           OMAHA, NEBRASKA                                       68154-5200
(Address of principal executive offices)                         (Zip Code)

       Registrant's telephone number, including area code: (402) 492-7300


                      -------------------------------------
         (Former name or former address, if changed since last report.)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:


[ ] Written communications pursuant to Rule 425 under the Securities Act
    (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act
    (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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ITEM 5.01   CHANGES IN CONTROL OF REGISTRANT

         As previously announced, Enron Corp. agreed to sell CrossCountry Energy, LLC ("CrossCountry Energy") to CCE Holdings, LLC ("CCE Holdings"), a joint venture between Southern Union Company and GE Commercial Finance Energy Financial. On September 16, 2004, Southern Union Company and ONEOK, Inc. each announced that ONEOK had entered into an agreement to purchase Northern Plains Natural Gas Company, Pan Border Gas Company, and NBP Services Corporation (collectively the "Transfer Group Companies") from CCE Holdings for $175 million.

         On November 17, 2004, Northern Border Partners, L.P. announced that it had been informed by ONEOK that it had completed the purchase of the Transfer Group Companies. ONEOK financed the acquisition through available cash and short-term credit facilities. With the purchase, ONEOK, through our general partners, Northern Plains Natural Gas Company, LLC and Pan Border Gas Company, LLC, will hold an aggregate 1.65% general partner interest of a total 2% general partner interest and 500,000 units representing limited partner interests in Northern Border Partners.


ITEM 5.02 DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS

          The partnership agreements for Northern Border Partners and Northern Border Intermediate Limited Partnership, collectively "the Partnership", provide that the policy committees of the Partnership shall consist of three members, one of whom shall be appointed by each of our general partners.

         Effective with the purchase of CrossCountry Energy by CCE Holdings on November 17, 2004, Stanley C. Horton resigned as a member of the Policy Committee of the Partnership and as a member of the Management Committee of Northern Border Pipeline Company. Effective with the purchase of the Transfer Companies on November 17, 2004, David L. Kyle has been appointed by Northern Plains Natural Gas Company as its member and the Chairman of the Policy Committee of the Partnership. Mr. Kyle has also been appointed by Pan Border Gas Company as its member to the Management Committee of Northern Border Pipeline Company. William R. Cordes, the former Chairman of the Policy Committee, remains as a member of the Policy Committee of the Partnership appointed by Pan Border Gas Company. Mr. Cordes and Mr. Jerry L. Peters remain as our Chief Executive Officer and Chief Accounting and Financial Officer, respectively. In addition, Mr. Cordes will remain as the Chairman of the Management Committee of Northern Border Pipeline Company.

         Besides Chairman of the Policy Committee of Northern Border Partners, Mr. Kyle, 52, is the Chairman of the Board, President, and Chief Executive Officer of ONEOK, Inc. He was employed by Oklahoma Natural Gas Company in 1974 as an engineer trainee. He served in a number of positions prior to being elected Vice President of Gas Supply September 1, 1986, and Executive Vice President May 17, 1990 of Oklahoma Natural Gas Company. He was elected President of Oklahoma Natural Gas Company on September 1, 1994. He was elected President of ONEOK, Inc. effective September 1, 1997, and was elected Chairman of the Board and appointed the Chief Executive Officer of ONEOK, Inc. August 28, 2000. Mr. Kyle is a member of the boards of directors of Bank of Oklahoma Financial Corporation and Blue Cross and Blue Shield of Oklahoma.

         A subsidiary of ONEOK, is a shipper on Northern Border Pipeline.



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ITEM 9.01   FINANCIAL STATEMENTS AND EXHIBITS.

     (c)    Exhibits.

            99.1 Northern Border Partners, L.P. press release dated November 17, 2004.




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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                         NORTHERN BORDER PARTNERS, L.P.

Date:  November 17, 2004                 By:    /s/  Jerry L. Peters
                                                -------------------------------
                                         Name:  Jerry L. Peters
                                         Title: Chief Financial and Accounting
                                                Officer



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                                  EXHIBIT INDEX


Exhibit 99.1 --  Northern Border Partners, L.P. Press Release dated November 17,
                 2004.